REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Trustees of
Lehman Brothers Reserve Liquidity Series and
Shareholders of Lehman Brothers Prime Reserve Money Fund
New York, New York


In planning and performing our audit of the financial statements of Lehman Brothers Prime Reserve Money
Fund (the Fund), a series of Lehman Brothers Institutional Reserve Liquidity Series for the year ended
March 31, 2006, in accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over
financial reporting.   In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs of controls.   A companys
internal control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles
generally accepted in the United States of America.   Such internal
control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of effectiveness
to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or
employees, in the normal course of performing their assigned functions, to prevent or detect misstatements
on a timely basis.   A significant deficiency is a control deficiency, or
combination of control deficiencies,
that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.





To the Board of Trustees of
Lehman Brothers Reserve Liquidity Series and
Shareholders of Lehman Brothers Prime Reserve Money Fund
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).   However, we noted
no deficiencies in the Funds internal
control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2006.

This report is intended solely for the information and use of management, Shareholders, and Board of
Trustees of Lehman Brothers Reserve Liquidity Series and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
May 5, 2006